NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Energy, Inc. Creditors Vote to Approve Plan of Reorganization;
Confirmation Hearing Scheduled for November 21

MINNEAPOLIS; November 18, 2003 — In its voting certification, NRG Energy, Inc. announced that all necessary creditor classes of NRG Energy, Inc. have voted overwhelmingly in favor of the proposed Plan of Reorganization.

Specifically, in excess of 99.9 percent of the voting creditors in Class 5 (NRG Unsecured Claims) and in Class 6 (NRG-Power Marketing Inc. Unsecured Claims) voted to accept the plan. The company filed the final voting report late today with the United States Bankruptcy Court for the Southern District of New York.

The filing said that The Reorganization Plan remains subject to confirmation by the Bankruptcy Court and the Confirmation Hearing is scheduled to begin November 21 before the Honorable Prudence Carter Beatty.

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include competitive energy production and cogeneration facilities, thermal energy production and energy resource recovery facilities.

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, obtaining confirmation of the Plan of Reorganization by the Bankruptcy Court. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the possibility that the confirmation of the Plan of Reorganization will not be obtained.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

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Contacts:	Investor Inquiries
Paul Barbian, 612.373.8815

Media Inquiries
Lesa Bader, 612.373.6992